UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐            Preliminary Proxy Statement
☐            Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐            Definitive Proxy Statement
☒            Definitive Additional Materials
☐            Soliciting Materials Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Campbell Soup Company
______________________________
(Exact Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box)
☒            No fee required.
☐            Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.1

(1)   Title of each class of securities to which transaction applies:
________________________________________________________________________________
(2)   Aggregate number of securities to which transaction applies:
________________________________________________________________________________
 (3)   Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________
 (4)   Proposed maximum aggregate value of transaction:
________________________________________________________________________________
 (5)   Total fee paid:
________________________________________________________________________________

☐            Fee paid previously with preliminary materials.
☐            Check box if any part of the fee is offset as provided by Exchange Act Tule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid
________________________________________________________________________________
(2)   Form, Schedule or Registration Statement No.:
________________________________________________________________________________
(3)   Filing Party:
________________________________________________________________________________
(4)   Date Filed:
________________________________________________________________________________

CAMPBELL SOUP COMPANY
RE:  2018 ANNUAL MEETING OF SHAREHOLDERS
November 29, 2018

Dear Shareholder:

Please accept our thanks for sending in your Gold Proxy Card.

To avoid any possible dispute as to the validity of your proxy for the reason(s) indicated below, we are requesting that you sign, date and mail the enclosed additional Gold Proxy Card with the correction indicated below in the self-addressed postage pre-paid envelope provided for your convenience.  This Gold Proxy Card will automatically revoke any previously granted proxy when it is returned.

☐
Your previous Gold Proxy Card was unsigned.  (If signing as attorney, executor, administrator, personal representative of an estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

☐	Your previous Gold Proxy Card was undated. (Please date, sign and return the enclosed Gold Proxy Card in the enclosed envelope.)

☐
Your previous Gold Proxy Card omitted your title or authority.  (If signing as attorney, executor, administrator, personal representative of an estate, corporate officer, partner, trustee, custodian or guardian, please sign the enclosed Gold Proxy Card and give your full title as such.)

☐
Your previous Gold Proxy Card, as signed, did not conform to the name shown on the proxy.  (Please date and sign the enclosed Gold Proxy Card exactly as the registration appears on the proxy, including your full title if signing other than in an individual capacity.)  If the registration is in the name of a custodian for the benefit of a minor, the custodian must sign and indicate his/her capacity.  If you are a beneficiary 18 years or older, you may sign as long as you indicate your age.

☐
Your previous Gold Proxy Card was not signed by all joint owners.  (If shares are registered in the name of more than one person, each such person must sign the enclosed Gold Proxy Card.  If a joint tenant is deceased, please indicate that you are the surviving joint owner.)

☐	Your previous Gold Proxy Card, as marked, did not clearly specify your instructions. Please sign, date and clearly mark the enclosed Gold Proxy Card.

☐	Other__________________________________________________________________ _______________________________________________________________________

Since time is of the essence, we encourage you to vote your shares by telephone or Internet by following the simple instructions on the enclosed Gold Proxy Card.  Otherwise, we would greatly appreciate your signing, dating and returning the enclosed Gold Proxy Card as soon as possible in the envelope provided. If you have any questions, please call Innisfree M&A Incorporated, the firm assisting us, toll-free at (877) 687-1866.   Once again, we greatly appreciate your support.

Sincerely,

Campbell Soup Company

Important Additional Information and Where to Find It
Campbell has filed a definitive proxy statement on Schedule 14A and form of associated GOLD Proxy Card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2018 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). Campbell, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2018 Annual Meeting. Information regarding the names of Campbell’s directors and executive officers and their respective interests in the company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of Campbell’s Board of Directors for election at the 2018 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING GOLD PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that Campbell files with the SEC from the SEC’s website at www.sec.gov or Campbell’s website at www.investor.campbellsoupcompany.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.